UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

PROPANC HEALTH GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302, 6 Butler Street Camberwell, VIC, 3124 Australia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 61 03 9882 6723

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Delafield Investments Limited

As of December 2, 2016, Propanc Health Group Corporation, a Delaware corporation (the “Company”), entered in a letter agreement (the “Letter Agreement”) with Delafield Investments Limited (“Delafield”), pursuant to which the Company and Delafield agreed to cancel the Company’s two year common stock purchase warrant to purchase up to 40,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company at an exercise price of $0.10 per share (the “Two Year Warrant”), and the five month common stock purchase warrant to purchase in five tranches, at exercise prices between $0.012 and $0.020 per share, up to 200,000,000 shares of Common Stock (the “Five Month Warrant”). The Two Year Warrant and the Five Month Warrant (collectively, the “Warrants”) were originally issued to Delafield on August 3, 2016.

Pursuant to the Letter Agreement, the 12,500,000 restricted shares held by Delafield pursuant to its exercise of such shares under the first tranche of the Five Month Warrant at a purchase price of $0.012 per share or $150,000 in the aggregate, were redeemed by the Company upon the issuance and in exchange for an 8% convertible redeemable promissory note in the principal amount of $150,000 (the “Delafield Note”). The Delafield Note matures two years from the issuance date at which time any outstanding principal and interest is then due and payable. The Delafield Note is convertible into shares of Common Stock at a conversion price equal to 65% of the average of the three lowest closing bid prices of the Common Stock for the ten trading days prior to the conversion, subject to adjustment in certain events. The Note may be prepaid at any time at 135% of the principal amount plus any accrued interest. Upon an event of default, principal and accrued interest will become immediately due and payable and interest will accrue at a default interest rate of 18% per annum or the highest rate of interest permitted by law.

In addition, pursuant to the Letter Agreement, Delafield released the Company from its obligations to register and reserve the shares underlying the Warrants and authorized the Company to withdraw its registration statement with respect to such shares. Delafield provided in the Letter Agreement, certain consents and waivers with respect to the Company’s compliance with certain provisions of the Convertible Debenture in the original principal amount of $4,400,000 issued by the Company to Delafield (the “2015 Debenture”) and the 5% Original Issue Discount Senior Secured Convertible Debenture of the Company issued to Delafield in the principal amount of $165,000 (the “Additional Issuance Debenture”), for the Company’s issuance of Common Stock upon conversion of a convertible security.

In connection with the above, the Company issued Delafield a two-year common stock purchase warrant to purchase 26,000,000 shares of Common Stock at an exercise price of $0.05 per share (the “New Warrant”). The exercise price and number of shares of Common Stock issuable under the New Warrant are subject to adjustments for certain reclassifications, subdivision or combination of shares.

The foregoing descriptions of the Letter Agreement, the Delafield Note and the New Warrant are qualified in their entirety by reference to the provisions of the Letter Agreement, the Delafield Note and the New Warrant filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

GHS Investments LLC

As of December 1, 2016 (the “Effective Date”), the Company entered into an Equity Financing Agreement (the “Financing Agreement”), and a Registration Rights Agreement (the “Registration Rights Agreement”), with GHS Investments LLC, a Nevada limited liability company (“GHS”), pursuant to which GHS agreed to purchase up to $7.0 million of Common Stock, from time to time, following the registration of such shares pursuant to a registration statement (the “Resale Registration Statement”) declared effective by the Securities and Exchange Commission (the “SEC”). Following effectiveness of the Resale Registration Statement, the Company shall have the right to deliver puts to GHS and GHS will be obligated to purchase registered shares of Common Stock based on the investment amount specified in each put notice so long as such amount does not exceed 9.99% of the outstanding shares of Common Stock of the Company. The price of each put registered share shall be equal to 80% of the average of the three lowest volume weighted average prices of the Common Stock (the “Market Price”) during the 10 consecutive trading days immediately preceding the receipt of the applicable put notice (the “Pricing Period”); provided that in any event the purchase price shall not be less than $0.01 (the “Put Floor”) which may be rendered inoperative by mutual agreement of the parties in the event the Common Stock trades at or below $0.01 for any two trading days during a Pricing Period (the “Purchase Price”). In the event that (i) the average of the three lowest volume-weighted average prices (the “VWAP”) of the Company’s Common Stock during the 10 trading days following a put notice (the “Trading Period”) is less than 85% of the Market Price used to determine the Purchase Price in connection with the put and (ii) as of the end of such Trading Period GHS holds shares of Common Stock issued pursuant to such put notice (the “Trading Period Shares”), then the Company shall issue such additional shares of Common Stock as may be necessary to adjust the Purchase Price for that portion of the put represented by the Trading Period shares to equal the VWAP during the Trading Period.

The maximum dollar amount of any put shall not exceed two times the average of the daily trading dollar volume for the Common Stock during the 10 trading days preceding the put notice date. No put will be made in an amount less than $25,000 or greater than $300,000 without the prior approval of GHS. There will be a minimum of 10 trading days between put notices unless GHS otherwise agrees in writing. Puts may be delivered by the Company to GHS until the earlier of 24 months after the SEC first declares the Resale Registration Statement effective or the date on which GHS has purchased an aggregate of $7.0 million worth of put registered shares.

Promptly upon the filing of the Resale Registration Statement on or before the 30th calendar day following the Effective Date, GHS will pay $250,000 to the Company in immediately available funds and the Company will issue to GHS a $250,000 junior subordinated promissory note with a maturity date nine months from the original issuance date (the “GHS Note”). The GHS Note will accrue interest at a rate of 10% per annum. Following an effective Resale Registration Statement, the GHS Note is convertible into shares of Common Stock at a 30% discount to the lowest trading price during the ten trading days prior to the conversion. If the Resale Registration Statement is not declared effective within 180 days from its filing, the GHS Note can be converted into shares of Common Stock at a 35% discount off the average of the three lowest volume-weighted average prices for the Common Stock during the 15 trading days immediately preceding a conversion date. If the Company fails to deliver shares in accordance with the GHS Note, GHS is entitled to certain liquidated damages in addition to any other available remedies. Certain events, including the Company’s merger or consolidation, distributions, or certain issuances, may result in adjustments to the number of shares GHS receives pursuant to, or the conversion price under, the GHS Note. Following issuance, the Company may prepay the GHS Note at 125% of principal and interest within 60 days, 127.5% of principal and interest after 60 days and within 120 days, or 135% of principal and interest between 121 and 180 days. In the event of default, the GHS Note is subject to acceleration at 150% of amounts owed and interest will accrue at a default interest rate of 20% per annum.

In addition, pursuant to the Financing Agreement, the Company issued to GHS a $20,000 unsecured junior subordinated promissory note that accrues interest at a rate of 5% and matures six months from the date of issuance (the “Commitment Note”). In the event of default, principal and accrued interest under the Commitment Note becomes immediately due and payable.

The foregoing descriptions of the Financing Agreement, the Registration Rights Agreement, the GHS Note and the Commitment Note are qualified in their entirety by reference to the provisions of the Financing Agreement, the Registration Rights Agreement, the GHS Note and the Commitment Note, Exhibits 10.2, 10.3, 4.3 and 4.4, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

In connection with the issuances to Delafield and GHS disclosed above, the Company claimed an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act. The Company made this determination based on representations of the acquiror that it was acquiring the securities for its own account with no intent to distribute the securities. No general solicitation or general advertising were used in connection with these issuances.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

4.1	8% Convertible Redeemable Promissory Note due December 2, 2018 issued to Delafield Limited Investments

4.2	Common Stock Purchase Warrant issued to Delafield Limited Investments, dated December 2, 2016

4.3	Form of Junior Subordinated Promissory Note to be issued to GHS Investments Limited

4.4	Unsecured Junior Subordinated Promissory Note due June 1, 2017 issued to GHS Investments Limited

10.1	Letter Agreement dated as of December 2, 2016 between Propanc Health Group Corporation and Delafield Investments Limited

10.2	Equity Financing Agreement dated as of December 1, 2016 between Propanc Health Group Corporation and GHS Investments Limited

10.3	Registration Rights Agreement dated as of December 1, 2016 between Propanc Health Group Corporation and GHS Investments Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2016

PROPANC HEALTH GROUP CORPORATION

By:	/s/ James Nathanielsz
James Nathanielsz
President and Chief Executive Officer

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